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                                                                    EXHIBIT 23.3


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


         As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated July 31, 1995 on our audits of the consolidated financial statements of Prideco, Inc. and subsidiaries included in the Energy Ventures, Inc. Form 8-K/A dated August 17, 1995, as amended by Amendment No. 2 to the Form 8-K/A dated May 7, 1996, and to all references to our Firm included in this Registration Statement.


/s/  ARTHUR ANDERSEN LLP

Arthur Andersen LLP


Houston, Texas
May 8, 1996